UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A-1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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TRANSGLOBE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Alberta, Canada
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2500, 605 – 5th Avenue, S.W., Calgary, Alberta, T2P 3H5, Canada
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, Without par value	The NASDAQ Stock Market LLC
(Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

______________________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item1.

Description of Registrant's Securities to be Registered.

Effective June 9, 2004, the authorized capital stock of registrant consists of an unlimited number of shares of common stock, without par value. In all other respects, the description of the capital shares of Registrant set forth under Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 7, 2003 (File No. 001-31891), is hereby incorporated by reference in response to this item.

Item 2.	Exhibits - NONE

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	TRANSGLOBE ENERGY CORPORATION
Date	January 17, 2008
By	/s/ Ross Clarkson
* Print the name and title of the signing officer under his signature.	Ross G. Clarkson, President & CEO

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.